Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2020 Second-Quarter and Year-to-Date Financial Results

Strong Operating Performance Supports Communities, while Driving Loan and Deposit Growth

ARCHBOLD, OHIO, July 22, 2020, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2020 second quarter and year-to-date June 30, 2020.

2020 Second Quarter Financial and Operating Highlights Include (on a year-over-year basis unless noted):

•	Net income was $4.8 million, and included a $1.4 million increase in the provision for loan losses as a result of the COVID-19 crisis
•	Noninterest income increased 11.6% to $3.3 million
•	Strong organic growth drove a 23.1% increase in net total loans and a 18.9% increase in total deposits
•	Approved 947 PPP applications for $87.0 million during the second quarter
•	Year-to-date, net charge-offs to average loans was 0.02%, compared to 0.02% for the same period last year
•	Return on average assets was 1.10%, compared to 1.63% for the same period last year (last year’s second quarter included a one-time $1.4 million tax adjusted recovery benefit)
•	F&M remains well capitalized under regulatory guidelines with a Tier 1 capital to average assets of 10.70%
•	F&M continues investing in its strategic growth plan and, during the quarter, added new leadership talent and opened two new loan production offices in Muncie, IN and Oxford, OH

“Through the course of the COVID-19 pandemic, the health and safety of our customers, employees and communities has remained our highest priority.  On June 15, 2020, all F&M offices reopened to provide customers with full lobby access, while operating with new safety procedures to do our part in limiting the spread of the coronavirus,” stated Lars B. Eller, President and Chief Executive Officer.

“F&M is dedicated to helping our communities through supportive financial relief programs.  The high level of interest-only modifications compared to payment deferrals is encouraging and demonstrates the strong asset quality and lending relationships we had prior to the crisis.  Specifically, we have only received $32.5 million of payment deferrals and $124.0 million of loans have entered into interest-only modifications as of June 30, 2020.  Combined deferrals and interest-only modifications represent only 11.7% of our net total loans at the end of the second quarter.  F&M has no exposure to the energy sector, while our exposure to industries most likely impacted by the pandemic remains limited. Loans in the restaurant, hospitality (hotel) and entertainment industries represent 8.63% of our total loan portfolio at June 30, 2020.  In addition, our total past due balance remains low and was $6.2 million, or 0.46% of net total loans at June 30, 2020.”

Mr. Eller continued, “Through our Paycheck Protection Program efforts, 947 loans to small business customers have been approved by the Small Business Administration for total consideration of nearly $87 million. The success of this program has helped F&M provide the necessary financial resources to many small business customers who employ over 12,400 people. I am extremely grateful to all our employees for their hard work and dedication as we support our local communities through the COVID-19 crisis.”

Income Statement

Net income for the 2020 second quarter ended June 30, 2020, was $4.8 million, compared to $6.2 million for the same period last year.  Net income for the 2019 second quarter included $31,000 of one-time acquisition related expenses and a $1.4 million tax-adjusted benefit from recoveries.  Net income per basic and diluted share for the 2020 second quarter was $0.43, compared to $0.56 for the same period last year.  One-time acquisition related expenses had no impact on earnings per basic and diluted share for the 2019 second quarter, while the benefit from recoveries enhanced earnings per basic and diluted share by $0.14 for the 2019 second quarter.

Net income for the 2020 first half ended June 30, 2020, was $8.9 million, compared to $9.4 million for the same period last year.  Net income for the 2019 first half included $1.2 million of one-time acquisition related expenses and a $1.4 million tax-adjusted benefit from recoveries.  Net income per basic and diluted share for the 2020 first half was $0.80, compared to $0.85 for the same period last year.  2019 first half earnings included $0.09 per basic and diluted share of one-time acquisition related expenses and a $0.14 per basic and diluted share benefit from recoveries.

Mr. Eller continued, “We are working hard to diversify our sources of income, while controlling expenses and reducing our cost of funds to help offset the March 2020 Federal Reserve emergency rate cuts.  Noninterest income increased 11.6% to $3.3 million in the second quarter, the highest quarterly amount in nearly eight years, primarily due to higher home loans originated during the quarter.  Our cost of interest-bearing liabilities was 0.91% for the 2020 second quarter, a 49-basis point reduction from 1.40% at December 31, 2019.  Meanwhile, we continue to control expenses and our efficiency ratio for the six months ended June 30, 2020 was 60.43%, compared to 64.09% for the same period last year.”

Deposits

At June 30, 2020, total deposits were $1.477 billion, an increase of 18.9% from June 30, 2019. The significant organic deposit growth being experienced is a result of continued strength in expanding relationships with new and existing customers, and the benefits of PPP activity. In addition, we continue to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.

Loan Portfolio and Asset Quality

Total loans, net at June 30, 2020, increased 23.1% or by $250.3 million to $1.335 billion, compared to $1.084 billion at June 30, 2019, and up 10.2% from $1.212 billion at December 31, 2019. The year-over-year improvement resulted primarily from the contribution of strong organic loan growth and $87.0 million of PPP loans originated during the 2020 second quarter.

Mr. Eller continued, “We continue preparing for a potential economic downturn in the future and have stress tested nearly all the loans in our portfolio.  In addition, for the 2020 six-months ended June 30, 2020, our provision for loan losses was $2.8 million higher than the same period last year as we proactively increased the allowance for loan and lease losses.  While we increase our reserves, our asset quality remains strong and is in line with pre-crisis levels.  This is a testament to our strong leadership team and long history of prudent credit practices.  We remain conservative in our approach to risk and disciplined in pricing, which combined with F&M’s financial position and capital levels, provide us with the right resources and platform to navigate this challenging period.”

Focused on Operational Excellence

“Across our organization we are focused on operational excellence aimed at responding to the current economic environment, while pursuing our long-term strategic growth initiatives.  During the second quarter, we accelerated investments in our digital infrastructure to support our employee’s ability to work from home and to make it easier for our customers to engage with the bank electronically.  We also recently hired Shalini Singhal as our new Chief Information Officer.  Shalini is a proven CIO who will lead our digital efforts, and I am excited by the motivated and experienced leadership team we are assembling.  In addition, we opened two new loan production offices in Muncie, IN and Oxford, OH, and broke ground on a new full-service office in Ft. Wayne.”

“The COVID-19 pandemic continues to have an unprecedented impact on the country and our thoughts go out to anyone who has been impacted by the virus.  At F&M we remain committed to building strong relationships with our communities and helping our customers navigate the challenges associated with the COVID-19 crisis.  We are all in this together and F&M is focused on providing support for you and us,” concluded Mr. Eller.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 7.3% to $240.3 million at June 30, 2020, from $224.0 million at June 30, 2019. At June 30, 2020, the company had a Tier 1 leverage ratio of 10.70%, compared to 11.77% at June 30, 2019.

Tangible stockholders’ equity increased to $181.7 million at June 30, 2020, compared to $172.0 million at June 30, 2019. On a per share basis, tangible stockholders’ equity at June 30, 2020, was $16.33 per share, compared to $15.49 per share at June 30, 2019.

For the six months ended June 30, 2020, the Company has declared cash dividends of $0.32 per share, which is a 6.7% increase over the 2019 six month declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 20 consecutive years. For the six months ended June 30, 2020, the dividend payout ratio was 39.69% compared to 32.26% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Interest Income
Loans, including fees	$16,192	$15,883	$15,608	$15,202	$16,723	$32,075	$31,403
Debt securities:
U.S. Treasury and government agencies	767	1,146	840	972	816	1,913	1,529
Municipalities	243	262	225	190	211	505	422
Dividends	26	45	60	69	76	71	164
Federal funds sold	5	6	97	120	162	11	199
Other	40	122	319	459	295	162	428
Total interest income	17,273	17,464	17,149	17,012	18,283	34,737	34,145
Interest Expense
Deposits	2,254	2,901	3,336	3,654	3,339	5,155	5,952
Federal funds purchased and securities sold under agreement to repurchase	187	244	207	201	141	431	326
Borrowed funds	257	266	270	257	269	523	556
Total interest expense	2,698	3,411	3,813	4,112	3,749	6,109	6,834
Net Interest Income - Before Provision for Loan Losses	14,575	14,053	13,336	12,900	14,534	28,628	27,311
Provision for Loan Losses	1,569	1,430	728	247	133	2,999	163
Net Interest Income After Provision For Loan Losses	13,006	12,623	12,608	12,653	14,401	25,629	27,148
Noninterest Income
Customer service fees	2,258	1,586	1,732	1,722	1,694	3,844	3,272
Other service charges and fees	704	1,039	1,132	1,179	1,091	1,743	2,132
Net gain on sale of loans	364	227	119	260	196	591	298
Net gain (loss) on sale of available-for-sale securities	-	270	-	-	-	270	(26)
Total noninterest income	3,326	3,122	2,983	3,161	2,981	6,448	5,676
Noninterest Expense
Salaries and wages	4,043	4,223	4,029	4,158	3,830	8,314	8,142
Employee benefits	1,218	1,677	1,410	1,331	1,223	2,895	2,817
Net occupancy expense	564	564	406	630	614	1,128	1,281
Furniture and equipment	750	758	596	720	763	1,508	1,459
Data processing	408	442	396	482	376	850	1,675
Franchise taxes	369	368	246	248	229	737	487
ATM expense	376	414	434	416	418	790	865
Advertising	265	303	340	587	382	568	642
Net (gain) loss on sale of other assets owned	(7)	1	16	22	28	(6)	43
FDIC assessment	144	72	(11)	-	98	216	194
Mortgage servicing rights amortization	356	132	158	149	105	488	180
Consulting fees	217	139	264	196	95	356	208
Other general and administrative	1,691	1,602	1,482	1,667	1,551	3,245	3,230

Total noninterest expense	10,394	10,695	9,766	10,606	9,712	21,089	21,223
Income Before Income Taxes	5,938	5,050	5,825	5,208	7,670	10,988	11,601
Income Taxes	1,134	945	1,102	933	1,490	2,079	2,197
Net Income	4,804	4,105	4,723	4,275	6,180	8,909	9,404
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	661	4,998	(472)	841	3,061	5,659	4,810
Reclassification adjustment for realized (gain) loss on sale of available-for-sale securities	-	(270)	-	-	-	(270)	26
Net unrealized gain (loss) on available-for- sale securities	661	4,728	(472)	841	3,061	5,389	4,836
Tax expense (benefit)	139	993	(99)	176	643	1,132	1,016
Other comprehensive income (loss)	522	3,735	(373)	665	2,418	4,257	3,820
Comprehensive Income	$5,326	$7,840	$4,350	$4,940	$8,598	$13,166	$13,224
Basic and Diluted Earnings Per Share	$0.43	$0.37	$0.43	$0.38	$0.56	$0.80	$0.85
Dividends Declared	$0.16	$0.16	$0.16	$0.15	$0.15	$0.32	$0.30

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$54,336	$49,844	$50,137	$103,188	$108,085
Federal funds sold	31,105	40,993	1,159	11,404	15,193
Total cash and cash equivalents	85,441	90,837	51,296	114,592	123,278

Interest-bearing time deposits	4,636	4,869	4,309	4,554	4,509
Securities - available-for-sale	236,292	204,121	222,293	190,465	204,415
Other securities, at cost	5,810	5,810	5,810	5,789	5,789
Loans held for sale	11,445	2,153	4,248	606	1,909
Loans, net	1,334,790	1,239,108	1,211,771	1,151,937	1,084,448
Premises and equipment	26,049	26,120	26,351	25,990	26,013
Goodwill	47,340	47,340	47,340	47,340	47,340
Mortgage servicing rights	2,740	2,672	2,629	2,556	2,465
Other real estate owned	135	185	214	351	329
Bank owned life insurance	15,399	15,313	15,235	15,151	15,050
Other assets	14,370	16,597	15,834	15,549	15,002
Total Assets	$1,784,447	$1,655,125	$1,607,330	$1,574,880	$1,530,547

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$336,027	$261,786	$265,156	$261,719	$242,510
Interest-bearing
NOW accounts	504,846	463,734	423,655	430,646	430,505
Savings	374,871	341,256	322,973	310,667	293,179
Time	261,631	281,931	276,563	274,996	276,153
Total deposits	1,477,375	1,348,707	1,288,347	1,278,028	1,242,347

Federal Funds Purchased and securities sold under agreements to repurchase	30,949	30,585	48,073	30,056	27,102
Federal Home Loan Bank (FHLB) advances	19,087	24,888	24,806	24,669	24,532
Dividend payable	1,768	1,768	1,768	1,657	1,654
Accrued expenses and other liabilities	14,971	12,820	14,078	13,062	10,865
Total liabilities	1,544,150	1,418,768	1,377,072	1,347,472	1,306,500

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 6/30/20 and 12/31/19	82,134	81,844	81,535	81,264	81,955
Treasury stock - 1,100,975 shares 6/30/20, 1,093,065 shares 12/31/19	(12,668)	(12,636)	(12,456)	(12,453)	(12,707)
Retained earnings	165,476	162,416	160,081	157,126	153,993
Accumulated other comprehensive income	5,355	4,833	1,098	1,471	806
Total stockholders' equity	240,297	236,457	230,258	227,408	224,047
Total Liabilities and Stockholders' Equity	$1,784,447	$1,655,225	$1,607,330	$1,574,880	$1,530,547

(Unaudited) (in thousands of dollars, except share data)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Six Months Ended
Selected financial data	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Return on average assets	1.10%	1.02%	1.18%	1.10%	1.63%	1.06%	1.33%
Return on average equity	8.07%	7.06%	8.26%	7.54%	11.21%	7.57%	8.63%
Yield on earning assets	4.25%	4.66%	4.63%	4.74%	5.25%	4.44%	5.03%
Cost of interest bearing liabilities	0.91%	1.22%	1.40%	1.55%	1.45%	1.06%	1.36%
Net interest spread	3.34%	3.44%	3.23%	3.19%	3.80%	3.38%	3.57%
Net interest margin	3.59%	3.75%	3.60%	3.60%	4.18%	3.67%	3.78%
Efficiency	57.91%	63.09%	63.67%	65.86%	56.00%	60.43%	64.09%
Dividend payout ratio	36.80%	43.07%	43.34%	38.67%	26.78%	39.69%	32.26%
Tangible book value per share (1)	$16.33	$16.26	$16.01	$15.45	$15.49
Tier 1 capital to average assets	10.70%	11.56%	11.52%	11.45%	11.77%

(1)Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
(Dollar amounts in thousands)
Commercial real estate	$589,382	$570,217	$551,309	$502,137	$443,257
Agricultural real estate	194,606	194,383	199,105	200,791	193,768
Consumer real estate	174,069	174,731	165,349	159,074	159,540
Commercial and industrial	223,842	143,261	135,631	130,150	125,609
Agricultural	107,458	109,584	111,820	110,270	113,755
Consumer	50,108	49,022	49,237	49,552	48,952
Other	9,714	8,336	8,314	8,167	7,341
Less: Net deferred loan fees and costs	(4,456)	(1,893)	(1,766)	(1,445)	(1,091)
Total loans, net	$1,344,723	$1,247,641	$1,218,999	$1,158,696	$1,091,131

Asset quality data	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
(Dollar amounts in thousands)
Nonaccrual loans	$8,473	$3,344	$3,400	$3,275	$1,328
Troubled debt restructuring	$7,034	$1,934	$956	$1,051	$981
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$8,473	$3,344	$3,400	$3,275	$1,328
Other real estate owned	$135	$185	$214	$351	$329
Non-performing assets	$8,608	$3,529	$3,614	$3,626	$1,657

(Dollar amounts in thousands)
Allowance for loan and lease losses	$10,538	$8,533	$7,228	$6,759	$6,964
Allowance for loan and lease losses/total loans	0.78%	0.68%	0.59%	0.58%	0.64%
Net charge-offs:
Quarter-to-date	$169	$125	$295	$171	$86
Year-to-date	$294	$125	$685	$426	$255
Net charge-offs to average loans
Quarter-to-date	0.01%	0.01%	0.03%	0.02%	0.01%
Year-to-date	0.02%	0.01%	0.06%	0.04%	0.02%
Non-performing loans/total loans	0.63%	0.27%	0.28%	0.28%	0.12%
Allowance for loan and lease losses/nonperforming loans	117.24%	256.66%	187.17%	173.25%	375.51%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2020			June 30, 2019
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,321,405	$16,192	4.90%	$1,107,271	$16,723	6.04%
Taxable Investment Securities	189,977	931	1.96%	169,776	933	2.20%
Tax-exempt Investment Securities	21,915	105	2.43%	33,622	170	2.56%
Fed Funds Sold & Other	93,041	45	0.19%	87,248	457	2.10%
Total Interest Earning Assets	1,626,338	$17,273	4.25%	1,397,917	$18,283	5.25%

Nonearning Assets	125,730			115,082

Total Assets	$1,752,068			$1,512,999

Interest Bearing Liabilities:
Savings Deposits	$859,644	$954	0.44%	$718,731	$2,006	1.12%
Other Time Deposits	269,897	1,300	1.93%	265,113	1,333	2.01%
Other Borrowed Money	23,496	257	4.38%	24,668	269	4.36%
Fed Funds Purchased & Securities
Sold under Agreement to Repurchase	30,300	187	2.47%	26,231	141	2.15%
Total Interest Bearing Liabilities	$1,183,337	$2,698	0.91%	$1,034,743	$3,749	1.45%

Noninterest bearing Liabilities	330,611			257,765

Stockholders Equity	$238,120			$220,491

Net Interest Income and interest rate spread		$14,575	3.34%		$14,534	3.80%

Net Interest Margin			3.59%			4.17%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2020			June 30, 2019
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,279,127	$32,075	5.02%	$1,107,649	$31,403	5.67%
Taxable Investment Securities	190,067	2,252	2.37%	160,830	1,775	2.21%
Tax-exempt Investment Securities	25,374	237	2.36%	34,067	340	2.53%
Fed Funds Sold & Other	71,927	173	0.48%	59,526	627	2.11%
Total Interest Earning Assets	1,566,495	$34,737	4.44%	1,362,072	$34,145	5.03%

Nonearning Assets	117,818			59,609

Total Assets	$1,684,313			$1,421,681

Interest Bearing Liabilities:
Savings Deposits	$816,610	$2,439	0.60%	$695,302	$3,533	1.02%
Other Time Deposits	273,738	2,716	1.98%	253,991	2,419	1.90%
Other Borrowed Money	24,141	523	4.33%	26,424	556	4.21%
Fed Funds Purchased & Securities
Sold under Agreement to Repurchase	34,627	431	2.49%	30,012	326	2.17%
Total Interest Bearing Liabilities	$1,149,116	$6,109	1.06%	$1,005,729	$6,834	1.36%

Noninterest bearing Liabilities	299,859			198,042

Stockholders Equity	$235,338			$217,910

Net Interest Income and interest rate spread		$28,628	3.38%		$27,311	3.67%

Net Interest Margin			3.67%			4.03%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts